Exhibit 10.1

FIRST AMENDMENT

TO

REISTRATION RIGHTS AGREEMENT

This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of December 29, 2015 is entered into by and among (i) TTM Technologies, Inc., a Delaware corporation (the “Company”); (ii) Su Sih (BVI) Limited, a corporation organized under the laws of the British Virgin Islands (“SSL”); and (iii) Tang Hsiang Chien, an individual residing at Flat 6B, 20 Fa Po Street, Yau Yat Chuen, Kowloon, Hong Kong (“Mr. Tang”).

RECITALS

A. The Company, SSL and Mr. Tang entered into that certain Registration Rights Agreement dated as of April 9, 2010 as supplemented by an Addendum thereto dated as of September 21, 2014 (the “Original Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

B. The Company, SSL and Mr. Tang have agreed that the number of registrations of Registrable Securities pursuant to section 2.1 of the Original Agreement to which the Holders are entitled following the Initial Registration Period shall be increased to the number that is equal to the difference between (x) five (5) and (y) the number of registrations of Registrable Securities pursuant to section 2.1 of the Original Agreement effected during the Initial Registration Period.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Amendment to section 2.1(c) of the Original Agreement. Section 2.1(c) of the Original Agreement shall be deleted in its entirety and shall be replaced with the following new section 2.1 (c):

“(c) The Holders shall be entitled to an aggregate of (i) not more than three (3) registrations of Registrable Securities pursuant to this Section 2.1 during the period beginning on the Closing Date and ending on the five year anniversary of the Closing Date (the “Initial Registration Period”), and (ii) following the Initial Registration Period, the number of registrations of Registrable Securities pursuant to this Section 2.1 equal to the difference between (x) five (5) and (y) the number of registrations of Registrable Securities pursuant to this Section 2.1 effected during the Initial Registration Period; provided, that a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected for purposes of this Section 2.1(c) unless (A) it has been declared effective by the SEC, (B) it has remained effective for the period set forth in Section 2.4(a) and (C) the offering of Registrable Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC; provided, however, that in the event the Exercising Holder revokes a Demand Registration request (which revocation may only be made prior to the Company requesting acceleration of effectiveness of the registration statement) then such Demand Registration shall count as having been effected unless the Exercising Holder pays all Registration Expenses in connection with such revoked Demand Registration within seven (7) days of written request therefor by the Company.”

2. Effectiveness. This Amendment shall be effective only on the date first written above.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be the same document.

4. No Other Amendments. Except as amended herein, all of the terms and conditions of the Original Agreement shall remain in full force and effect in accordance with their terms.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to its choice of law principles.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TTM TECHNOLOGIES, INC.:

By:	/s/ Thomas T. Edman
Name:	Thomas T. Edman
Title:	Chief Executive Officer and President

SU SIH (BVI) LIMITED:

By:	/s/ Tang Chung Yen, Tom
Name:	Tang Chung Yen, Tom
Title:	Director

TANG HSIANG CHIEN:

/s/ Tang Hsiang Chien
Tang Hsiang Chien

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